Exhibit 10.7


                                  LICENSE AGREEMENT


          THIS LICENSE AGREEMENT ("Agreement") is made as of the 18th day of May 1994, by and between COLTHURST LIMITED, a corporation duly organized and existing under the laws of Delaware (hereinafter "Colthurst") (Colthurst is sometimes referred to herein as the "Licensor"), PATRICK T. PRENDERGAST, Baybush, Straffan, Ireland (hereinafter "Owner"), HOLMEDCO PHARMACEUTICALS CORPORATION, 3807 NW 127th Circle, Vancouver, WA 98686, U.S.A., a corporation to be duly formed and organized by Richard B. Hollis and existing under the laws of Delaware hereinafter ("Holmedco" and/or "Licensee") (each a "Party" and collectively the "Parties"). Capitalized terms shall have the meanings given them in Section I of this Agreement.

          WHEREAS, Owner is the full owner of Patent Rights and Know-How (each as defined below) and as of April 19th, 1994 the following patents were granted to Patrick T. Prendergast:

                     Country                   Patent No.
                     -------                   ----------


                     United States of America  4,956,355

                     Australia                 608824

                     Belgium                   1004315

                     Canada                    564,245

                     Greece                    88 01 00248

                     Israel                    86089

                     Italy                     1.227.073

                     Luxembourg                87.202

                     New Zealand               224272

                     Oapi                      08729

                     Philippines               25907

                     Portugal                  87259

                     South Africa              88/2667

                     Switzerland               675358

                     United Kingdom            2 204 237 B

                     France                    8805043

          Patent applications are pending (none are under prior art rejection) in the following countries:


                   Country                    Application No.
                   -------                    ---------------


                   Austria                    A984/88

                   Denmark                    2081/88

                   Germany                    P 38 12 595.1

                   Ireland                    997/87

                   Japan                      93293/88

                   Netherlands                8800926

                   New Zealand                236303

                   South Korea                88-4283

                   Sweden                     8801406-3

          WHEREAS, Colthurst has been assigned Owner's rights in the Patent Rights and Know-How relating to the treatment of human/animal immunodeficiency as disclosed in U.S. Patent No. 4,956,355 entitled "Agents for the Arrest and Therapy of Retrieval Infections," the said assignment between Colthurst and Owner allows Colthurst sufficient portion of rights to grant licenses to make, use, exercise and vend the Products and Licensed Processes (as defined below); and

          WHEREAS, Colthurst has been granted an Investigational New Drug (IND) status from the U.S. Food and Drug Authority for the use of the technology outlined in the U.S. Patent No. 4,956,355 in the treatment of HIV infection, IND No. 31,980; and

          WHEREAS, Holmedco desires to obtain a license under the Patent Rights and Know-How upon the outlined terms and conditions hereinafter set forth.

          NOW, THEREFORE, the Parties hereby agree as follows:

     1.   DEFINITIONS
          -----------

          1.1 "AFFILIATE" means (a) any company owned or controlled to the extent of at least fifty percent (50%) of its issued and voting capital stock by a Party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company, or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control of, to the extent fifty percent (50%) or more of voting power (or otherwise having power to control its general activities), a Party to this Agreement, but in each case only for so long as such ownership or control shall continue.

          1.2 "BACKGROUND TECHNOLOGY" shall mean all Elements of Technology (as defined below) that are necessary or useful to commercialize and exploit the Products and that Colthurst or Owner (or any of their respective Affiliates) has an ownership interest in or has the right to acquire an ownership interest, controls in or may conceive, develop or acquire an ownership interest in (under licenses from others or otherwise) at any time prior to or during the term of this Agreement.

          1.3 "COMBINATION PRODUCT" shall mean any product that is formulated in part of any Product (or any part thereof) and in part of any Combination Substances.

          1.4 "COMBINATION PRODUCT NET SALES" shall have the meaning given that term in the definition for "Product Revenues."

          1.5 "COMBINATION SUBSTANCES" shall mean the product or substance, other than a Product, that is sold in combination with a Product.

          1.6  "DAMAGES" shall have the meaning given to it in Section 11.1.

          1.7 "ELEMENTS OF TECHNOLOGY" shall mean all technical information, whether tangible or intangible, that relates to any Product or is from which the Product is based, including any and all data, preclinical and clinical results, techniques, discoveries, inventions, ideas, processes, know-how, patents (including any extension, reissue or renewal patents), patent applications, inventor's certificates, trade secrets and other proprietary information, licenses and sublicenses and samples of any physical, biological or chemical material.

          1.8 "FDA" means the United States Food and Drug Administration, or any state governmental agency in the United States that may also have jurisdiction over the drug approval process in conjunction with the United States Food and Drug Administration or any governmental agency performing similar functions in any country within the Territory; provided, if the governmental agency is outside the United States, it shall only be considered an "FDA" for purposes of this definition if the approval by such agency will allow Licensee to exploit and commercialize a sizeable and profitable market segment.

          1.9 "FIELD OF ACTIVITY" shall mean the use (including any use in connection with research, development, demonstration, testing or experimentation) of the Products for, or the manufacture, sale or other disposition of the Products for, human or animal therapeutic or prophylactic use within the Territory, including without limitation, any use for arrest and therapy of, or for vaccination against, retroviruses and bacterial infections.

          1.10 "FORCE MAJEURE EVENT" shall have the meaning given it in Section 13.

          1.11 "IMPROVEMENTS" shall mean any findings, discoveries, inventions, additions, modifications, formulations or changes made by licensees during the term of this Agreement which directly relate to the Products or Licensed Processes including, without limitation, new or improved methods of administration, improved side effect profile, new medical indications and improvements in the manufacturing process.

          1.12 "INFRINGEMENT PROCEEDS" shall have the meaning given that term in
     Section 8.4.

          1.13 "INTELLECTUAL PROPERTY" means any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or other intellectual property whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) that relates to any Product being developed by Licensor under this Agreement, BUT EXCLUDING any (i)
                                                       -------------
     trademarks or (ii) the manuscript currently being completed on the life of the Owner or any film, documentary or copyright relating to such manuscript or any future additions of a similar manuscript.

          1.14 "KNOW-HOW" shall mean any and all technical information presently available or generated during the term of this Agreement which directly relates to the Products, Licensed Processes or Improvements and shall include, without limitation, (i) the medical, clinical, chemical, pharmaceutical, pharmacological, topological, toxicological or other scientific data or information relating to any Product (including without limitation, pre-clinical and clinical data, notes, reports, models and samples) and (ii) the manufacturing, production, and purification procedures and processes, as well as analytical methodology, used in testing, assaying, analysis, production, and packaging of any Product.

          1.15 "LICENSED PROCESSES" shall mean the processes which are used in any country in the Territory, and which;

               (a) is covered in whole or in part by any of the Patent Rights or Know-How;

               (b)  is derived from the Patent Rights or Know-How; or

               (c)  is covered in whole or in part by the Background Technology.

          1.16 "NET SALES" with respect to sales for any period and with respect to any item, shall mean the actual proceeds received by Holmedco, its Affiliates and/or sublicensees, from third parties, whose dealings shall be at arms length, for Products and Combination Products sold under this Agreement, net of trade, quantity and cash discounts, if any, actually allowed or paid with respect to Products or Combination Products; and less each and all of the following allowed or paid by Holmedco, its Affiliates and sublicensees; trade credits, rebates and allowances actually granted on account of price adjustments, rebate programs, billing errors or the rejection or return of goods; commissions actually allowed or paid to independent brokers or agents; export packaging, outbound freight or transportation charges; and all taxes (except income taxes), tariffs, duties and other similar governmental charges paid by Holmedco or its Affiliates or sublicensees, all determined in accordance with the generally accepted accounting principles applicable in the United States, consistently applied. In calculating Net Sales, any given unit of a Product or Combination Product shall be taken into account only once.

          1.17 "NDA" shall mean any pending or approved application or any application to be filed with respect to the Products, including any Improvements thereof, submitted or to be submitted to the FDA under the applicable food and drug law in each and any country of the Territory.

          1.18 "PATENT RIGHTS" shall mean all of each of the Licensor's and Owner's rights in the following intellectual property:

               (a) the United States and foreign patents and/or patent applications listed in Recitals.

               (b) United States and foreign patents issued from the applications listed in Recitals and from divisional and continuations of the applications;

               (c) claims of US. and foreign patents issued from the applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Recitals.

               (d) claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in (a), (b) or (c) above; and

               (e) any reissues or re-examinations of United States patents or other patents within the Territory described in (a), (b), (c) or (d) above.

          1.19 "PRODUCT" shall mean treatment process, pharmaceutical preparation, compound or biologic agent and any process or product or part thereof which:

               (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in any country within the Territory in which any Product is to be made, used or sold; or

               (b) is manufactured by using a process which is covered in whole or in part by any of the Patent Rights and/or Know-How in any country within the Territory in which such Licensed Process or part thereof is used or the country in which Products made through the use of such Licensed Process are used or sold; or

               (c) is derived from the Patent Rights, Know-How or Background Technology or related thereto.

          1.20 "PRODUCT APPROVAL" means final FDA approval to market commercially the specified product for use by humans or animals.

          1.21 "PRODUCT REVENUES" for any period shall mean the sum of (i) the aggregate amount of Net Sales (excluding Combination Product Net Sales) in such period in the Field of Activity in respect of any Product and (ii) an amount equal to: (A) the aggregate amount of Net Sales in such period in the Field of Activity in respect of any Combination Product (the "Combination Product Net Sales") multiplied by (B) a fraction the numerator of which equals the fair market value of the Product (or any part thereof) included in such Combination Product and the denominator of which equals the sum of (x) the fair market value of such Product (or part thereof) and
     (y) the fair market value of such Combination Substance included in such Combination Product. For purposes of this definition, "fair market value" of any Product or product (or part thereof) shall be the list retail price of such Product or product (or part thereof sold separately or, if such Product or product (or part thereof) is not ordinarily sold separately, a value determined in the good faith business judgment of the Licensor and Holmedco. Product Revenues realized by Holmedco, its Affiliates or sublicensees within the Territory as a result of sales or trading utilizing the facilities available pursuant to the Young Initiative (FDA July 1988) for sales of Products treating terminally ill patients, prior to United States Product Approval, shall be utilized in calculating royalties due.

          1.22 "RULES" shall have the meaning given that term in Section 12.

          1.23 "TERRITORY" shall mean the world.

     2.   LICENSE GRANT
          -------------

          2.1  LICENSE GRANT. Colthurst and Owner hereby jointly grant to
               -------------
     Holmedco the exclusive world rights (even as to Colthurst and Owner) to all present and future Patent Rights, Know-How and the Background Technology for all uses thereunder with the right to sublicense, to make, have made, use and sell the Products and Combination Products, and to practice, modify and improve the Licensed Processes within the Field of Activity, in the Territory, and to sublicense others to do the same, all as herein provided.

          2.2  LICENSE FEES. In consideration of the license granted in Section
               ------------
     2.1 above, Holmedco shall pay the following licensing fees:

               (a) Payment to Licensor of a license fee upon signing this Agreement of $100,000;

               (b)  Payment to Licensor of $250,000 as provided in Section 3.1.

          2.3  PROGRESS REPORTS ON FUNDING.  During the first six months of this
               ---------------------------
     Agreement and any extension thereof, Holmedco shall furnish to Colthurst a written report on its progress towards the securing of the funding on a monthly basis. If during this period Owner or Licensor employees, executives or consultants are required to attend presentations or discussions by Holmedco all reasonable out-of-pocket expenses will be paid by Holmedco, such expenses to be agreed in advance.

          2.4  AGREEMENTS WITH THIRD PARTIES. During the term of this Agreement
               -----------------------------
     Holmedco shall not enter into any agreement concerning the rights of Owner without the prior written approval of Owner provided however nothing herein shall prohibit Holmedco from entering into agreements concerning its own rights hereunder without Owner's consent including the sublicensing of Holmedco's rights under this Agreement.

     3.   LICENSE TERMS
          -------------

          The terms of the License Agreement, are as set out hereunder:

          3.1  $250,000 LICENSE FEE.  Licensing fee of US. Two Hundred Fifty
               --------------------
     Thousand Dollars ($250,000) to be paid not later than 18th, November 1994; provided, however, that date shall be extended for a reasonable period of time to permit Holmedco to close its initial financing, if Holmedco demonstrates that it has used reasonable efforts to secure financing which, without limitation, can be demonstrated by preliminary letters of intent from accredited investors. Contemporaneously with payment in full of such license fee, Colthurst and Owner shall grant Holmedco a first perfected security interest in the Patent Rights and Know-How to secure Holmedco's exclusive license hereunder and the obligations of Colthurst and Owner hereunder and shall execute such documents as are reasonably necessary and desirable to create and perfect such security interests.

          3.2  ROYALTIES.  Holmedco shall pay to Colthurst royalties of six (6%)
               ----------
     percent which shall be calculated on the basis of Product Revenues generated through the use, lease or sale of the Products or Combination Products by or for Licensee or its sublicensees. Royalties shall not be payable on Product released by Licensee for clinical trials. Licensee may deduct from this royalty payment for Product Revenues received from any country an amount equal to any payments made to Licensor for that country under Section 3.3 below.

          3.3  ROYALTIES ON SUBLICENSES. In the event of the sale of sublicenses
               ------------------------
     or any other third-party agreements twenty-five (25%) percent of any fees so generated, either by monetary or other means, shall be payable to Colthurst.

          3.4  LIMITATION ON ROYALTIES DUE.
               ---------------------------

               (a) From and after the fifth (5th) anniversary of the Product Approval for a particular Product and through the tenth (10th) anniversary thereof, the six percent (6%) royalty due under Section 3.2 shall be reduced to three percent (3%) for Product Revenues generated in each country where neither the Product nor the Licensed Process was ever covered in whole or in part by any issued or pending claim contained in the Patent Rights in such country; provided, however, upon the written request of Holmedco, Licensor and Holmedco shall consider in good faith further reducing such royalties based upon the then current competition in such country generated by competing pharmaceutical products and its effect on Holmedco's profitability.

               (b) No royalties shall be payable under Section 3.2 or 3.3 on Product Revenues generated from a Product sold after the tenth (1Oth) anniversary of the Product Approval for such Product, in each country where neither the Product nor the Licensed Process was ever covered in whole or in part by any issued or pending claim contained in the Patent Rights.

               (c) No royalties shall be payable under Section 3.2 or 3.3 on Product Revenues generated from a Product sold in each country where the Product and the Licensed Process from which such Product is made cease to be covered in whole or in part by any issued or pending claim contained in the Patent Rights in each such country.

          3.5  CONTINGENT MINIMUM ROYALTY.  A renewable annual license fee of
               --------------------------
     $500,000 shall be payable commencing eighteen (18) months after Holmedco pays the $250,000 required under Section 2.2. This fee amount is deductible from royalty payments, due as per Section 3.2, which become payable in the 12-month period following renewal of license. Holmedco may deduct from this annual fee an amount equal to any payments made under Section 3.3 above.

          3.6  ROYALTY REPORTS AND PAYMENTS.  Within a period of sixty (60) days
               ----------------------------
     from the end of each quarter commencing from the first quarter after Product is sold, Holmedco shall submit to Colthurst a detailed report detailing the amount of all royalties owing to Colthurst during the quarter to which the report refers, including full details of the sales made by Holmedco and its sublicensees, and the considerations received by Holmedco for the granting of sublicenses under Section 3.3 above, including, but without derogating from the generality of the foregoing, sales according to countries, itemization of the Product Revenues, the currency of sale, the date of invoice, and any other detail relevant to enable the determination of the royalties payable hereunder. Holmedco shall pay at the time of each of the said reports the amount of the royalties owing to Colthurst pursuant to the said report for the period of the report, reduced by the amount of any U.S. (at the federal and state level) and any other country's income tax withholding which Holmedco may be required to pay under U.S. or such other country's tax laws in respect of such royalties. Holmedco shall discuss the most appropriate methods of payment with Colthurst prior to transmission of funds from countries within the Territory that may result in the deduction of withholding taxes.

          3.7  COLTHURST'S RIGHT TO INSPECT RECORDS.  Colthurst or its
               ------------------------------------
     authorized representatives shall have the right from time to time (but not more than twice each calendar year) during normal business hours to inspect Holmedco's books of accounts, records and other relevant documentation insofar as they relate to the manufacture or marketing of the Products, in order to ascertain or verify the amount of royalties due to Colthurst hereunder and the accuracy of the information provided to Colthurst in the aforementioned reports. Holmedco's agreement with any licensees shall grant Holmedco similar inspection rights and Holmedco shall share any information received in exercising such rights with Colthurst.

          3.8  ROYALTIES IN COUNTRIES PROHIBITING TRANSFER OF CURRENCY ABROAD.
               ---------------------------------------------------------------
     Where royalties are due Colthurst hereunder for sales of Products in a country where, by reason of currency regulations or taxes of any kind, it is impossible or illegal for Holmedco, any Affiliate or sublicensee to transfer royalty payments to Colthurst for Product Revenues in that country, such royalties shall be deposited in whatever currency is allowable by the person or entity not able to make the transfer for the benefit or credit of Colthurst in an accredited bank in that country that is acceptable to Colthurst.

     4.   CERTAIN REPRESENTATIONS. WARRANTIES AND COVENANTS OF OWNER AND
          --------------------------------------------------------------
          LICENSOR.
          ---------

          4.1  PATENT RIGHTS. KNOW-HOW AND BACKGROUND TECHNOLOGY.  Colthurst and
               -------------------------------------------------
     Owner represent that they are the only persons who hold any interest in the Patent Rights, Know-How and Background Technology, that such information is not based upon any non-public information obtained from any other person, that they are the true and first inventors of the invention described in the Patent Rights, that there are no lawful grounds of objection to the grant of the Patent Rights, that they have not done or omitted any act to obtain the Patent Rights which would impair the validity of the Patent Rights, that there are no encumbrances or liens thereon, that execution of this License Agreement is duly authorized and does not breach any agreement with any third person or entity, or any applicable law or regulation. Neither Colthurst nor Owner will grant any other person any right or portion thereof in the Patent Rights, Know-How or Background Technology to any other person or entity. Colthurst and Owner represent that their Patent Rights are for all uses of their invention for the arrest and therapy of human retroviral infections and not limited to use for HIV and AIDS.

          4.2  COVENANT AGAINST GRANTING INTERESTS TO THIRD PARTIES. During the
               ----------------------------------------------------
     term of this Agreement, neither Colthurst nor Owner will grant interest in the Patent Rights, Know-How or Background Technology to any other person or entity.

          4.3  COOPERATION WITH DUE DILIGENCE INVESTIGATION. Subject to
               --------------------------------------------
     Holmedco's payment of all reasonable out-of-pocket expenses in accordance with Section 2.3 above, Owner and Licensor shall cooperate in all respects with any due diligence review conducted in connection with any proposed financing of Holmedco.

     5.   IMPROVEMENTS
          ------------

          Holmedco and Owner and Licensor shall disclose to each other all Improvements developed or discovered by any Party, including without limitation any developmental results generated under this Agreement by Holmedco during the term of this Agreement, immediately upon the development or discovery of such Improvements or the generation of such developmental results. All Owner and Licensor Improvements shall be part of the rights licensed hereunder with no additional costs to Holmedco. Holmedco hereby grants and agrees to grant, assign, transfer and convey irrevocably to Owner all ownership interest in and to all such Improvements developed or discovered by Holmedco during the term of this Agreement; provided, that to the extent Owner or Licensor is remunerated by third parties in respect of such Improvements made by Holmedco or its sublicensees, Holmedco shall be the Party receiving such remuneration. Nothing in this Agreement shall in any way affect the full and absolute ownership of Owner with regard to the Patent Rights, Know-How and Background Technology of Colthurst and Holmedco acknowledges that Owner has the full right, title and interest in the ownership of the said Patent Right, Know-How and Background Technology subject to the assigned portions granted to Colthurst.

     6.   DEVELOPMENT AND COMMERCIALIZATION.
          ---------------------------------

          6.1  DEVELOPMENT COSTS. The Parties recognize that Licensor and Owner
               -----------------
     have performed certain preclinical and clinical development work on the Products. Holmedco shall, at its own expense, be responsible for the development of the Products.

          6.2  ASSISTANCE BY OWNER. The Licensor and Owner shall be responsible
               -------------------
     for reasonably assisting Holmedco in the Development of the Products and securing financing. Holmedco shall pay the reasonable out of pocket expenses thereof. After Holmedco obtains seed financing of at least $10,000,000 U.S., Holmedco shall pay Owner for such services at the rate of $15,000 US per month, such payments to be retroactively paid for services commencing June 1, 1994 through FDA Phase II approval for marketing.

          6.3  CLINICAL AND PRECLINICAL STUDIES. Holmedco shall have the right
               --------------------------------
     to conduct clinical and preclinical studies at its cost and expense in support of human anti-viral indications for and formulations of the Products.

     7.   REGULATORY AFFAIRS
          ------------------

          7.1  OVERSIGHT OF REGULATION MATTERS.  Holmedco shall be responsible
               -------------------------------
     for regulatory activities necessary for the development of the Products, in each country in the Territory. Within a reasonable period after Holmedco obtains financing of at least $10,000,000 U.S., Holmedco and Owner shall interview prospective FDA consultants and shall engage the top-choice consultant as soon as possible.

          7.2  LICENSOR AND OWNER SUPPORT OF REGULATING ACTIVITIES. Licensor and
               ---------------------------------------------------
     Owner shall support, where it is possible, the regulatory activities of Holmedco in all relevant countries in the Territory. At all times during the term of this Agreement, the Licensor and Owner and Holmedco shall each promptly after learning thereof notify the other in writing of any serious or unexpected adverse reactions or side effects with respect to the Products.

          7.3  IND APPLICATIONS AND NDA'S. Holmedco shall file all new IND
               --------------------------
     applications and NDA's in its own name. Upon the termination of this agreement the ownership of Holmedco's IND applications and grants shall become the property of Licensor. During and after the term of this Agreement, the NDA's concerning the Products shall remain the property of Holmedco. The Parties shall make joint announcements of all IND and NDA approvals on the Products. Owner and Colthurst will get full credit in all publications for the invention, and will be kept fully involved in the development, of any Product.

          7.4  REPORTING OF ADVERSE REACTIONS. Holmedco and Licensor shall
               -------------------------------
     comply in each country of the Territory with a common adverse reaction reporting system to be agreed between the Parties and, if required, the more stringent of the adverse reaction reporting requirements of: (a) the U.S. Food and Drug Administration; or (b) the Food and Drug Law of the relevant country.

     8.   INTELLECTUAL PROPERTY
          ---------------------

          8.1  OWNERSHIP. Owner shall have and retain ownership of and title to
               ---------
     all intellectual property rights in all inventions and discoveries (except for inventions and discoveries which are independently developed by Holmedco and not derived from or based on the Patent Rights and Know-How or other intellectual property of Owner or the Licensor) relating to the Products, Licensed Processes or Improvements, including without limitation patents and other intellectual property relating to the Products, Licensed Processes or Improvements, which are made, conceived, reduced to practice or generated by the Parties or their respective affiliates, including employees, agents and other representatives or contractors, in the course of work performed under this Agreement and/or any other agreements between the Parties relating to the Products or the Licensed Processes; provided, however, Holmedco shall be the sole owner of all trademarks or service marks arising from marketing and sale of the Products or any services related thereto and shall have sole discretion for the naming of any Products or related services. The Parties acknowledge that Holmedco reserves certain rights under Section 5 above in the Improvements and under
     Section 10.3 below in the Know-How, Background Technology and Improvements (excluding Patent Rights).

          8.2  PATENT PROSECUTION FOR EXISTING PATENT RIGHTS.  Subject only to
               ----------------------------------------------
     the assignments between Owner and Colthurst, Owner shall have the exclusive right and obligation to prepare, file, prosecute and maintain all patent applications and patents relating to the Products, Licensed Processes, Know-How, Background Technology or Improvements. New patent applications (to be paid for by Licensee) shall be filed in such countries as shall be mutually agreed upon in good faith by Colthurst and Holmedco; Licensor and Owner shall be free to file patent applications and prosecute patents in countries not agreed to with Licensee at Licensor's or Owner's sole expense (it being understood by the Parties that the rights arising therefrom shall be considered Patent Rights under this Agreement). In determining where and when new patent applications shall be filed, Colthurst and Holmedco shall consider (i) the size and profitability to Holmedco of market segments that will be covered by the Patent Rights in a particular country, (ii) the degree to which such protection sufficiently precludes Holmedco's competitors from making, using or selling a product similar to the Product to be covered by the Patent Rights in such country, (iii) Holmedco's international plans for marketing and distributing the Product, and (iv) the general commercial standards in the pharmaceutical industry for determining in which countries to seek patent protection. Colthurst agrees to keep Holmedco fully informed at all levels of the patent application process and, if reasonably requested by Holmedco, to withdraw or cease prosecuting a patent application in a particular country unless Licensor or Owner is willing to continue such patent prosecution at its sole expense. If Licensor has not, within ninety (90) days after the written request of Holmedco, prepared and filed a patent application in a country where Colthurst and Holmedco have agreed that an application shall be filed, then Holmedco shall be entitled to prepare, file, prosecute and maintain such patent applications and patents and Licensor and Owner shall cooperate fully with Holmedco in connection therewith and execute all necessary documents. Holmedco shall provide reasonable assistance to Owner to facilitate the filing and maintenance of all such patent applications and patents, and shall execute all documents which Owner deems necessary or desirable therefore. Without prejudice to the above, all applications for patents shall be drafted by a patent attorney nominated by Holmedco. Prior to lodgment all patent applications shall be subject to review by patent agents nominated by Colthurst. The reasonable expenses of the agents shall be discharged by the Licensee.

          8.3  CERTAIN INTELLECTUAL PROPERTY. Subject to Section 8.1 above,
               -----------------------------
     Colthurst and Owner and Holmedco shall retain their rights to all intellectual property rights in its own logos or name and other intellectual property used in the development of the Products and Licensed Processes, except as otherwise provided herein.

          8.4  THIRD PARTY INFRINGEMENT.
               ------------------------

               (a) Each Party shall promptly report in writing to each other Party during the term of this Agreement any (i) known infringement or suspected infringement of any of the Patent Rights, or (ii) unauthorized use or misappropriation of Know-How or Background Technology by a third party of which it becomes aware, and shall provide each other Party with all available evidence to support said infringement, suspected infringement or unauthorized use or misappropriation.

               (b) Except as provided in Section 8.4(d) below, Holmedco shall have the right to initiate an infringement or other appropriate suit anywhere in the world against any third party who at any time has infringed, or is suspected of infringing, any of the Patent Rights or of using without proper authorization all or any portion of the Know-How or Background Technology. Holmedco shall give Colthurst sufficient advance notice of its intent to file said suit and the reasons therefore, and shall provide Colthurst with an opportunity to make suggestions and comments regarding such suit. Holmedco shall keep Colthurst promptly informed, and shall from time to time consult with Colthurst regarding the status of any such suit and shall provide Colthurst with copies of all documents filed in, and all written communications relating to, such suit.

               (c) Holmedco shall have the sole and exclusive right to select counsel for any suit referred to in subsection (b) above and shall pay all expenses of the suit, including without limitation attorneys' fees and court costs but shall be entitled to receive and retain any damages, royalties, settlement fees or other consideration (collectively, "Infringement Proceeds"); provided, however, Holmedco shall remit to Colthurst such portion of the Infringement Proceeds as Holmedco and Colthurst may agree upon in light of Colthurst's royalty rights under this Agreement or, if they cannot agree on an amount, such amount as determined by the arbitrator under Section 12 below. If necessary, Colthurst shall be joined as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. Colthurst shall offer reasonable assistance to Holmedco in connection therewith at no charge to Holmedco except for reimbursement of reasonable out-of-pocket expenses, including salaries of Colthurst personnel, incurred in rendering such assistance. Colthurst shall have the right to participate and be represented in any such suit by its own counsel at its own expense. Holmedco shall not settle any such suit involving rights of Colthurst without obtaining the prior written consent of Colthurst which consent shall not be unreasonably withheld.

               (d) In the event that Holmedco elects not to initiate an infringement or other appropriate suit pursuant to subsection (b) above, Holmedco shall promptly advise Colthurst of its intent not to initiate such suit, and Colthurst shall have the right, at the expense of Colthurst, of initiating an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any of the Patent Rights or of using without proper authorization all or any portion of the Know-How or Background Technology. In exercising its rights pursuant to this subsection (d), Colthurst shall have the sole and exclusive right to select counsel and shall pay all expenses of the suit, including without limitation attorneys' fees and court costs, and shall be entitled to receive and retain the Infringement Proceeds; provided, however, Colthurst shall remit to Holmedco such portion of the Infringement Proceeds as Holmedco and Colthurst may agree upon in light of Holmedco's exclusive license rights under this Agreement or, if they cannot agree on an amount, such amount as determined by the arbitrator under Section 12 below. If necessary, Holmedco shall be joined as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as a result of being named party to the suit. At Colthurst's request, Holmedco shall offer reasonable assistance to Colthurst in connection therewith at no charge to Colthurst except for reimbursement of reasonable out-of-pocket expenses, including salaries of Holmedco's personnel, incurred in rendering such assistance. Holmedco shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

     9.   EXCHANGE AND USE OF DATA
          ------------------------

          9.1  DEVELOPMENT DATA.  Each Party and its Affiliates shall provide
               -----------------
     the other Parties with access to and (upon request) copies of all information and data generated by it in connection with the development of the Products or Combination Products, including without limitation all information and data regarding Improvements and all information and data filed with the US. FDA and all other applicable regulatory agencies in the Territory, and each Party shall have the unrestricted right free of charge to utilize the information and data or any portion thereof for any purpose under this Agreement in its sole discretion.

          9.2  STUDIES.  Each Party shall make available to the other Parties
               --------
     all information and data relating to the unpublished or not-yet-published studies on the Products or Licensed Processes at least four weeks prior to any use of such information or data for marketing purposes. If data becomes available which is required to be utilized immediately in order to maintain commercial and scientific advantage a waiver from this Section must be obtained in writing prior to the use of the said data.

          9.3  IMPROVEMENTS. All parties shall have the unrestricted right to
               ------------
     use all information and data generated by the other relating to the Products or Licensed Processes as set forth under Section 5 at no cost within the Territory.

          9.4  PUBLICATIONS. No Party shall submit for written or oral
               ------------
     publication any proprietary data or other proprietary information in violation of Section 9.5 below. To ensure compliance with the provisions of this Section 9.4, the Party proposing to submit such publication shall provide the other Parties a reasonable opportunity to review the proposed submission prior to its publication. Notwithstanding the above, the Owner has made all Parties to this Agreement aware of both a substantial autobiography contract with Transworld Publishers and a BBC Documentary concerning his research work in relation to HIV. In the course of completing the above two contracts, the Owner will keep all Parties informed of developments; however, Owner is not in a position, due to his signed contracts with the Publishers and the BBC, to allow the other parties to this License Agreement the opportunity to review the autobiography or film prior to either publication. Access for filming and interviews will be required during patient testing at test sites. No proprietary information will be disclosed by Owner. The Owner is at present in negotiations concerning film rights to the above autobiography.

          9.5  CONFIDENTIAL INFORMATION. During the term of this Agreement and
               ------------------------
     for two (2) years thereafter, no Party shall, without the specific written consent of all parties, disclose to any other person (except disclosures required by law and disclosures to Affiliates and third persons workings as outside contractors to such Party under confidentiality obligations consistent with those set forth in this Section 9.5) any confidential information or trade secret concerning the Products or Licensed Processes (including the Know-How and Background Technology) or another Party's business that is subject to, or obtained or developed in the course of performing, this Agreement unless such information: (a) was or becomes public through no fault of the receiving Party; (b) was, at the time of receipt, already in the receiving Party's possession as evidenced by written records; or (c) was obtained from a third party legally entitled to use and disclose the same. Upon termination of this Agreement, each Party shall forthwith return to the appropriate other Party all physical manifestations of any confidential information or trade secrets in its possession or control which are owned or assigned by such other Party except as otherwise provided in Section 10.3 below.

     10.  TERM AND TERMINATION
          --------------------

          10.1 TERM.  This Agreement shall remain in effect, unless sooner
               -----
     terminated as set forth in Section 10.2 below, until the later of (a) the expiration of the last to expire Patent Right and (b) ten (10) years from the date of the first commercial sale of the Products by Holmedco hereunder.

          10.2 TERMINATION.
               ------------

               (a) This Agreement shall automatically terminate with regard to a specific Product if that Product is permanently and completely withdrawn from all markets in the Territory for serious adverse health or safety reasons.

               (b) Licensor may terminate this Agreement immediately upon written notice if, at any time, Holmedco shall be involved in financial difficulties as exclusively evidenced by the filing in any court pursuant to any statute of the United States or of any individual state or foreign country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Licensee or of its assets; or if Holmedco proposes a written agreement of composition for extension of its debts; or if Holmedco shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof; or if Holmedco shall propose or be a party to any dissolution or liquidation, or if Holmedco shall make an assignment for the benefit of its creditors.

               (c) In the event either of Colthurst or Owner materially breaches any term or provision of this Agreement, Holmedco may and, in the event Holmedco materially breaches any term or provision of this Agreement, either of Colthurst or Owner may, terminate this Agreement thirty (30) days after giving the breaching Party written notice of such breach, unless: (i) the breaching Party cures the breach within such 30-day period; or (ii) if a cure cannot reasonably be effected within such 30-day period, the breaching Party commences the cure of such breach within such 30-day period and diligently prosecutes such cure to completion. This thirty (30) day cure period shall not apply to a breach by Holmedco to meet the terms of
     Section 3.1 of this Agreement; provided, however, no arbitration or legal recourse shall be available to Holmedco or Colthurst as a result of Holmedco's inability to meet the conditions under Section 3.1 or this Agreement.

          10.3 RIGHTS AND DUTIES UPON TERMINATION.  The following Sections shall
               -----------------------------------
     survive termination of this Agreement: Sections 5, 8.1, 8.3, 10.3, 11, 12, and 14.1 through 14.10, inclusive. Further, upon termination of this Agreement by Colthurst or Owner pursuant to Sections 10.2(b) or 10.2(c) or
     Section 13 below, Holmedco shall return to each of Colthurst and Owner all of its respective Intellectual Property received by Holmedco, as well as all information generated by any Party in the course of its performance hereunder, including any Patent Rights, Know-How, Improvements, development studies and other information generated or developed in the course of performance of this Agreement (except for information which if independently developed by Holmedco and not derived from or based on the Patent Rights, Know-How or other Intellectual Property of either of Licensor or Owner and except for any trademarks or service marks relating to the Products or services related thereto which shall be owned solely by Holmedco). Upon such termination and return of Intellectual Property and other information, Holmedco shall have no further rights to or interest in the Patent Rights, Know-How, Improvements, the Products, the Licensed Processes, or the IND's granted. If this Agreement expires naturally in accordance with its term as provided in Section 10.1, Holmedco is hereby granted a non-exclusive perpetual license to use the Know-How, Background Technology and Improvements (excluding Patent Rights).

     11.  INDEMNIFICATION
          ---------------

          11.1 BREACH OF REPRESENTATION. WARRANTY OR COVENANT: ACTS AND
               --------------------------------------------------------
     OMISSIONS; INFRINGEMENT. Colthurst and Owner shall indemnify
     ------------------------
     Holmedco and its Affiliates and Holmedco shall indemnify Colthurst and Owner against any and all claims, suits, actions or threats of action, liabilities, settlement amounts, damages, expenses or costs of any kind whatsoever, including without limitation reasonable attorneys' fees and costs (collectively "Damages"), which result from or arise out of (a) any inaccuracy of a representation, or breach of a warranty, made by the indemnifying Party under this Agreement, (b) the indemnifying Party's failure to perform any covenant which it is required to perform under this Agreement, and (c) intentional or grossly negligent actions or omissions, misconduct or wrongdoing by the indemnifying Party, its Affiliates or their agents in its performance under this Agreement. In addition, Colthurst and Owner shall indemnify Holmedco and its Affiliates from any and all third party claims arising from the Patent Rights, Know-How, and Background Technology, including without limitation, any claims that they infringe upon any rights of third persons. The indemnification provisions of this
     Section 11.1 shall also cover the indemnified Party's directors, officers, employees and other agents that may suffer any Damages. Owner and Licensor agree that the indemnification provisions of this Section 11.1 shall not apply to any failure by Holmedco to make the payments under Section 2.2 hereof and that Owner's and Licensor's exclusive remedy for such failure shall be the right to terminate this Agreement in accordance with Section 10.2(c) after expiration of the applicable cure period.

          11.2 THIRD PARTY CLAIMS. Upon receiving notice of any claim or suit
               ------------------
     under Section 11 above, the indemnified Party shall immediately notify the indemnifying Party and shall allow the indemnifying Party and/or its insurer the opportunity to assume direction and control of the defense of such claim, including without limitation the settlement thereof at the sole option of the indemnifying Party or its insurer. The indemnified Party agrees to co-operate with the indemnifying Party in the conduct of any negotiations, dispute resolution or litigation of any such claim or suit; and the indemnifying Party shall inform the indemnified Party of the progress of the claim or suit at such time and in such manner as is reasonable under the circumstances. Notwithstanding anything to the contrary herein, Colthurst or Owner, if it is the indemnified Party, shall at all times have the right to assume the loss and expense of any litigation relating to the Products or Licensed Processes and thereby control the contest and defense thereof.

          11.3 INSURANCE.  To the extent each party may have such insurance, for
               ----------
     the applicable term and of this Agreement, each party agrees to make the other Party a named insured under its product liability insurance and clinical trial/malpractice insurance.

     12.  ARBITRATION
          -----------

          The parties to any dispute or controversy arising out of, in connection with or relating to this Agreement, its negotiation, performance or breach, shall attempt to resolve any such dispute in an amicable manner, failing which the parties shall submit the same to arbitration. The arbitration panel shall consist of one arbitrator and shall be formed in accordance with the Rules for Commercial Arbitration of the American Arbitration Association then obtaining (the "Rules"). The arbitration shall be held in the State of Washington pursuant to the Rules, and the award shall be rendered in such form that judgment may be entered thereon in the highest court of any forum, state, federal or foreign, having jurisdiction. In making its award, the arbitrator shall be guided, in descending order of priority, by the terms of this Agreement, the usages of the trade in the business in which Colthurst, Owner and Holmedco are engaged and what is just and equitable under the circumstances. The cost of such arbitration shall be borne by the party against which an award is rendered in the arbitration proceeding or as the arbitrator may determine. Notwithstanding anything to the contrary contained herein, either party may apply to a court of competent jurisdiction for equitable relief for any breach or threatened breach of this Agreement, including but not limited to restraining orders and affirmative injunctive relief, and for ancillary orders in aid of the arbitrator.

     13.  FORCE MAJEURE
          -------------

          Neither Party shall be liable for failure to perform any activities hereunder if such failure is due to a cause beyond the reasonable control of such Party, including without limitation, strikes, lockouts or other labor disturbances, riots, floods, fires, accidents, wards, embargoes, delays of carriers, inability to obtain materials from sources of supply, acts, or injunctions (each a "Force Majeure Event"). Upon the occurrence of any Force Majeure Event, the Party whose performance is affected shall immediately be given written notice of such Force Majeure Event to the other Party, and shall thereafter exert all reasonable efforts to overcome such Force Majeure Event and resume performance of this Agreement. If, despite such efforts the Party is unable to perform six (6) months following notification given hereunder, then the other Party may terminate this Agreement.

     14.  MISCELLANEOUS
          -------------

          14.1 ASSIGNMENT.  Except as provided above, no Party may assign this
               -----------
     Agreement except upon prior written consent of the Owner. Notwithstanding the foregoing, any Party may assign its rights and obligations to an Affiliate upon thirty (30) days prior written notice of such assignment to the other parties, although no such assignment shall relieve the Party of its primary responsibility for performance hereunder.

          14.2 WAIVER. The failure of any Party hereto at any time to require
               ------
     performance by another Party of any provision of this Agreement shall not affect the right of such Party to require future performance of that provision. Any waiver by any Party of any breach of any provision of this Agreement must be in writing to be effective and shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

          14.3 GOVERNING LAW.  This Agreement shall be governed by and construed
               -------------
     in accordance with the laws of the State of Washington, U.S.A.

          14.4 ENTIRE AGREEMENT. This Agreement and any other written agreements
               ----------------
     between the Parties signed on or after the date hereof and relating to the subject matter hereof constitute the entire understanding of the Parties hereto and supersede all previous agreements between the Parties with respect to the matters contained herein. No modifications of this Agreement shall be binding upon any Party unless approved in writing by an authorized representative of each of the Parties.

          14.5 PARTIAL INVALIDITY. In case any one or more of the provisions
               ------------------
     contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transaction contemplated herein to be impossible.

          14.6 EFFECTIVENESS.  This Agreement shall become effective immediately
               -------------
     upon execution and delivery by the Parties.

          14.7 EXECUTION IN COUNTERPARTS.  This Agreement may be executed in one
               -------------------------
     or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.

          14.8 BUY-OUT.  In the event Holmedco is acquired by merger, asset
               -------
     acquisition or stock acquisition, Holmedco shall take all steps necessary to ensure the acquirer assumes the obligations of Licensee under the license agreement. In the event Colthurst is acquired by merger, asset acquisition or stock acquisition, Colthurst shall take all steps necessary to ensure the acquirer assumes the obligations of Colthurst under the license agreement.

          14.9 SET-OFF.  In the event any Party is owed any sums which are not
               -------
     paid when due under this Agreement, the Development Agreement or any other agreement or note between the parties, such Party may set-off such amounts against any payments due the other Party hereunder.

          14.10     NOTICES.  Except as otherwise provided herein, any notice or
                    -------
     other communications sent or delivered hereunder shall be in writing and shall be effective if hand-delivered or if sent by certified or registered mail or postage prepaid or by international courier service:

     To Colthurst:     Colthurst, Inc.
     ------------
                       Baybush, Straffan
                       County Kildare, Ireland
                       Attention:  Mr. Leo J. Prendergast
                       Telephone:  353-1-6272636
                       Telecopier: 353-1-6272703

     To Owner:         Patrick T. Prendergast
     --------
                       Baybush, Straffan
                       County Kildare, Ireland
                       Telephone:  353-1-6272636
                       Telecopier: 353-1-6272703

     To Holmedco:      Holmedco Pharmaceuticals Corporation
     -----------
                       3807 NW 127th Circle
                       Vancouver, WA 98686
                       Attention:  Richard B. Hollis, Chairman and CEO
                       Telephone:  206-573-2489
                       Telecopier: 206-573-2489

     or to such address as any Party shall hereafter designate by notice to the other Parties. A notice shall be deemed to have been given on the date of receipt by the Party.

          14.11     INTELLECTUAL PROPERTY OF OWNER'S SPOUSE.  The Parties
                    ---------------------------------------
     acknowledge that Owner's spouse is also a microbiologist. The Parties further acknowledge and agree that nothing in this Agreement is intended to confer to any Party an interest in any of the intellectual property rights of Owner's spouse that relate to her cancer research projects or any other project unrelated to the development of the Products.

          14.12     NON-LIABILITY OF PROMOTER.  Owner and Licensor acknowledge
                    -------------------------
     and agree that Richard B. Hollis is a promoter of Holmedco and that they will only look to Holmedco, once formed and organized as a corporation, for performance of any obligation under this Agreement including, without limitation, the indemnification provisions of Section 11.

          IN WITNESS WHEREOF, the Parties have caused this License Agreement to be signed by their duly authorized representatives as of the day and year first above written.


     "Licensee"                            "Licensor"

     HOLMEDCO PHARMACEUTICALS              COLTHURST LIMITED
      CORPORATION

     By:  /s/ Richard B. Hollis            By:  /s/ Patrick T. Prendergast
          -----------------------------        ---------------------------
     Its: Chairman & CEO                   Its:  Chairman & Managing Director
          -----------------------------        ------------------------------

     "Owner"

     /s/ Patrick T. Prendergast
     ----------------------------------
     PATRICK T. PRENDERGAST

                                  AMENDMENT NO. 1 TO
                                  LICENSE AGREEMENT


               This Amendment is made as of this 5th day of February 1995, by and between COLTHURST LIMITED, a Delaware corporation ("Colthurst" or "Licensor"), PATRICK T. PRENDERGAST, an individual ("Owner"), and HOLLIS-EDEN, INC., a Delaware corporation (formerly Holmedco
     Pharmaceuticals Corporation) (the "Hollis-Eden").

                                 W I T N E S S E T H:
                                 --------------------

               WHEREAS, Licensor, Owner and Hollis-Eden are parties to that certain License Agreement dated May 18, 1994 ("Agreement).

               WHEREAS, Licensor, Owner and Hollis-Eden desire to amend the Agreement in the manner set forth herein.

               NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

          1. The first sentence (including the proviso) of Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following first sentence:

               "Licensing fee of U.S. Two Hundred Fifty Thousand
               Dollars ($250,000) due on February 15, 1995 and payable no later than February 28, 1995. "

          2.   Section 6.2 is hereby deleted and replaced with the following
     Section 6.2:

               "6.2 ASSISTANCE BY OWNER. The Licensor and Owner shall
                    -------------------
               be responsible for reasonably assisting in the Development of the Products and securing financing. Hollis-Eden shall pay the reasonable out of pocket expenses thereof. After Hollis-Eden obtains seed financing of at least U.S. $10,000,000 in the aggregate, Hollis-Eden shall pay Owner for such services at a rate of U.S. $15,000 per month (the "Monthly Compensation"), such payments to be retroactively paid for such services commencing June 1, 1994 through the completion of FDA Phase II; provided, the aggregate Monthly Compensation to be paid Owner under this Section 6.2 shall not exceed U.S. $250,000. In the event Hollis-Eden has not obtained seed financing of U.S. $10,000,000 in the aggregate by December 31, 1995, then, on such date, Hollis-Eden shall pay Owner the maximum amount payable to Owner under this Section 6.2 less any amounts, if any, paid to Owner prior to December 31, 1995."

          3.   The following sentence is hereby added to the end of Section 3.5:


               "If Hollis-Eden fails to make the annual renewable license fee for any given year, Colthurst's exclusive remedy, provided Colthurst has provided written notice to Hollis-Eden and allowed Hollis-Eden thirty days to cure such failure, shall be (i) to terminate this Agreement and (ii) to license such rights to a third party at Colthurst's discretion. "

          4. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. This Amendment shall be deemed part of, and construed in accordance with, the Agreement.

          IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.


     "Hollis-Eden"                           "Colthurst" or "Licensor"

     HOLLIS-EDEN, INC.                       COLTHURST LIMITED


     By: /s/ Richard B. Hollis               By: /s/ Leo Prendergast
        ----------------------------            ----------------------------

     Its:  CEO                               Its:  Director
         ----------------------------            ----------------------------


     "Owner"


     /s/ Patrick T. Prendergast
     --------------------------------
     PATRICK T. PRENDERGAST

                                  AMENDMENT NO. 2 TO
                                  LICENSE AGREEMENT



               This Amendment is made as of this 28th day of February 1995, by and between COLTHURST LIMITED, a Delaware corporation ("Colthurst" or "Licensor"), PATRICK T. PRENDERGAST, an individual ("Owner"), and HOLLIS-EDEN, INC, a Delaware corporation (formerly Holmedco Pharmaceuticals Corporation) ("Hollis-Eden").


                                 W I T N E S S E T H:
                                 --------------------


               WHEREAS, Licensor, Owner and Hollis-Eden are parties to that certain License Agreement dated May 18, 1994, as amended by that certain Amendment No.l to License Agreement dated February 5, 1995 ("Agreement");

               WHEREAS, Licensor, Owner and Hollis-Eden desire to amend the Agreement in the manner set forth herein;

               NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

          1. In consideration of Licensor entering into this Amendment, Hollis-Eden shall immediately issue to Licensor One Hundred Thousand (100,000) shares of Hollis-Eden's Common Stock.

          2. The first sentence (including the proviso) of Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following first sentence:

               "Licensing fee of U.S. Two Hundred Fifty Thousand
               Dollars ($250,000), payable on or before March 17, 1995."

          3. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. This Amendment shall be deemed part of, and construed in accordance with, the Agreement.


               IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.


     "Hollis-Eden"                      "Colthurst" or "Licensor"

     HOLLIS-EDEN, INC.                  COLTHURST LIMITED


     By: /s/ Richard B. Hollis          By:  /s/ Leo Prendergast
        ----------------------------        ----------------------------


     Its:   CEO                         Its:  Director
         ---------------------------         ---------------------------



     "Owner"


      /s/ Patrick T. Prendergast
     ------------------------------
     PATRICK T. PRENDERGAST

                                  AMENDMENT NO. 3 TO
                                  LICENSE AGREEMENT


               This Amendment is made to be effective as of the 17th day of March 1995, by and between COLTHURST LIMITED, a Delaware corporation ("Colthurst" or "Licensor"), PATRICK T. PRENDERGAST, an individual ("Owner"), and HOLLIS-EDEN, INC., a Delaware corporation (formerly Holmedco Pharmaceuticals Corporation) ("Hollis-Eden").


                                 W I T N E S S E T H:
                                 --------------------


               WHEREAS, Licensor, Owner and Hollis-Eden are parties to that certain License Agreement dated May 18, 1994, as amended by that certain Amendment No. 1 to License Agreement dated February 5, 1995 and that certain Amendment No. 2 to License Agreement dated February 28, 1995 (as amended, the "Agreement");

               WHEREAS, Licensor, Owner and Hollis-Eden desire to amend the Agreement in the manner set forth herein; '

               NOW, THEREFORE, in consideration of the premises, the provisions, and the respective agreements hereinafter set forth, the parties hereby agree as follows:

          1. It is a condition precedent to the effectiveness of this Amendment that the U.S. $125,000 payment per Section 3.1 of the Agreement, as amended below, be transmitted to Licensor's account no later than March 27th, 1995. Failure to make this payment shall invalidate this Amendment. The parties providing the said funding shall confirm in writing to Licensor their agreement to wire transfer said funds not later than March 26th 1995.

          2. The first sentence of Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following first sentence:

               "Licensing fee of U.S. Two Hundred Fifty Thousand dollars (250,000) payable as follows: U.S. $125,000 is payable on or before March 27th, 1995 and the remaining U.S. $125,000 is due and payable from funds realized per Section 3 of this Amendment."

          3. As of March 28th, 1995, fifteen percent (15%) of all funds or investments acquired by or expended, on behalf of, Hollis-Eden, Inc. by way of equity sale, loan or other means, but excluding the funds outlined in the following sentence, to be transmitted in payment of the Licensing fees outstanding per Section 2 of this Amendment together with the fees due per Section 2 of Amendment No. 3 to the Edenland Inc. License Agreement to Licensor's account within ten days of the beneficial receipt of such funding by Hollis-Eden, Inc. but no later than April 28th, 1996. However, without prejudice to the preceding sentence funding to a maximum of $1,000,000 may be raised in the interim by Hollis-Eden, Inc. prior to the payment of the outstanding Licensing fees due per the Colthurst Licensing Agreement and the Edenland, Inc. Licensing Agreement, provided $500,000 of such funds are utilized for the sole purpose of performing and servicing patient clinical trials to verify the clinical efficacy of Inactivin. Without prejudice to the preceding sentence the final date for payment of the outstanding Licensing fees of Colthurst Licensing Agreement and the Edenland, Inc. Licensing Agreement is 28th, April, 1996."

          4. Hollis-Eden shall make any necessary payments, commencing when working capital is available to Hollis-Eden but not later than August 1995, due per clause 8.2 of the Colthurst License Agreement in order to protect the World Patent Rights granted to Hollis-Eden per the said Agreement. These payments shall be in the order of $5,000 per month and shall not be deductible from the fees payable under Section 2 above.

          5. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. This Amendment shall be deemed part of, and construed in accordance with, the Agreement.

          IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.


     "Hollis-Eden"                           "Colthurst" or "Licensor"


     By: /s/ Richard B. Hollis               By: /s/ Leo Prendergast
        ------------------------------          ------------------------------


     Its:    CEO                             Its:  Director
         -----------------------------           -----------------------------



     "Owner"


      /s/ Patrick T. Prendergast
     ----------------------------------
     PATRICK T. PRENDERGAST

                                  AMENDMENT NO. 4 TO
                                  LICENSE AGREEMENT


               This Amendment is made to be effective as of the 17th day of March 1995, by and between COLTHURST LIMITED, a Delaware corporation ("Colthurst" or "Licensor"), PATRICK T. PRENDERGAST, an individual ("Owner"), and HOLLIS-EDEN, INC., a Delaware corporation (formerly Holmedco Pharmaceuticals Corporation) ("Hollis-Eden").


                                 W I T N E S S E T H:
                                 --------------------


               WHEREAS, Licensor, Owner and Hollis-Eden are parties to that certain License Agreement dated May 18, 1994, as amended by that certain Amendment No. 1 to License Agreement dated February 5, 1995 and that certain Amendment No. 2 to License Agreement dated February 28, 1995 and Amendment No. 3 dated 17th March 1995 (as amended, the "Agreement");

               WHEREAS, Licensor, Owner and Hollis-Eden desire to amend the Agreement in the manner set forth herein;

               NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

          1. It is a condition precedent to the effectiveness of this Amendment that the U.S. $125,000 payment per Section 3.1 of the Agreement, as amended per Amendment No. 3 dated 17th March 1995, be transmitted to Licensor's account no later than March 27th, 1995. Failure to make this payment shall invalidate this Amendment. The parties providing the said funding shall confirm in writing to Licensor their agreement to wire transfer said funds not later than March 26th 1995.

          2.    Section 6.2 is deleted in its entirety.

          3. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. This Amendment shall be deemed part of, and construed in accordance with, the Agreement.

                                                         AMENDMENT NO. 4 TO
                                                           LICENSE AGREEMENT



               IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.



     "Hollis-Eden"                           "Colthurst" or "Licensor"


     By: /s/ Richard B. Hollis               By: /s/ Leo Prendergast
        -------------------------               -------------------------


     Its:  CEO                               Its:  Director
         -------------------------               -------------------------



     "Owner"

      /s/ Patrick T. Prendergast
     -----------------------------
     PATRICK T. PRENDERGAST

                                  AMENDMENT NO. 5 TO
                                  LICENSE AGREEMENT


               This Amendment is made to be effective as of the day of August, l 995, by and between COLTHURST LIMITED, a Delaware corporation ("Colthurst" and/or "Licensor"), EDENLAND INC, a Delaware corporation ("Edenland" and/or "Licensor"), PATRICK T. PRENDERGAST, an individual ("Owner"), and HOLLIS-EDEN, INC., a Delaware corporation (formerly Holmedco
     Pharmaceuticals Corporation) ("Hollis-Eden").


                                 W I T N E S S E T H:
                                 --------------------


               WHEREAS, Licensor, Owner and Hollis-Eden are parties to that certain License Agreement dated May 18, 1994 as amended by that certain Amendment No. 1 to License Agreement dated February 5, 1995 and that certain Amendment No. 2 to License Agreement dated February 28, 1995, Amendment No. 3 dated 17th March, 1995 and Amendment No. 4 dated 17th, March, 1995 (as amended, the "Colthurst Agreement") and

               WHEREAS, Licensor, owner and Hollis-Eden are parties to that certain License Agreement dated August 25, 1994, as amended by that certain Amendment No. 1 to License Agreement dated February 5, 1995 and that certain Amendment No. 2 to License Agreement dated February 28, 1995 and Amendment No. 3 dated 17th, March, 1995 (as amended, the "Edenland Agreement") and

               WHEREAS, Colthurst, Edenland, Patrick T. Prendergast and Hollis-Eden desire to amend the above cited Agreements in the manner set forth herein in order to facilitate a unification and strengthening of the asset base or Hollis-Eden in order that a certain Private Placement Memorandum which is to be published within the month of August 1995 may reflect a more beneficial commercial potential to fixture investors.

               NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties to each of the individual agreements outlined above, that is the Colthurst Agreement, the Edenland Agreement hereby jointly and severally agree as follows:

          1. It is the understanding of all parties to this Amendment, which is to be considered a joint amendment to each of the above cited Agreements, that a Private Offering Memorandum, which offers for sale certain securities ("OFFER") by Hollis-Eden Inc., a party to all the above Agreements, in order to raise a minimum of $2,500,000 U.S. will be published within 60 days of this Amendment and that the closing of the said OFFER will occur prior to the 1st, April, 1996.

          2. The payments due per Section 3.1 of the Colthurst Agreement, that is per Items 2 and 3 of Amendment No. 3 dated 17th, March, 1995 to the Colthurst Agreement and the payments due per the Edenland Agreement, that is per Item 2 of Amendment No. 3 to the Edenland Agreement are hereby amended and combined and replaced with the following schedule of payments:

          Section 3.1 of the Colthurst Agreement is hereby deleted in its entirety and is replaced with the following:

               "Within seven (7) days of the closing of the said OFFER a Licensing Fee of U.S. Three Hundred and Fifty Thousand Dollars (350,000) shall be payable as directed by Patrick T. Prendergast to either Colthurst Inc. or Edenland Inc. This payment shall satisfy all the terms of payment due per sections 2.2 of the Colthurst Agreement and 2 of the Edenland Agreement. Contemporaneously with payment in full of such license fee, Colthurst, Edenland and Owner shall grant Eden a first perfected security interest in the Patent Rights and Know-How to secure Hollis-Eden's exclusive license hereunder and the obligations of Colthurst, Edenland and owner hereunder and shall execute such documents as are reasonably necessary and desirable to create and perfect such security interests. If the OFFER is unsuccessful or does not take place then the final date for payment of the above amount shall be 28th, April 1, 996. An additional Licensing Fee, which shall not be less than U.S. Six Hundred Thousand Dollars (600,000), shall be payable not later than 24 months from the payment of the above Three Hundred and Fifty Thousand Dollars (350,000), by way of a five percent (5%) payment of all net proceeds or funds or investments acquired by or expended, on behalf of, Hollis-Eden, Inc. by way of equity sale, partnership agreements, loan or other means within 24 months following the payment of the above Three Hundred and Fifty Thousand Licensing Fee, such percentage shall not apply to any funds raised in this initial OFFER of Hollis-Eden. After the above sum of Six Hundred Thousand Dollars (600,000) has been paid the said 5% shall be reduced to 2.5% for the remaining time period of the allowed 24 months. Funds payable per Clause 3.3 of the Colthurst License Agreement and 3.3 of the Edenland Agreement shall not be considered payments towards this Licensing Fee of U.S. Six Hundred Thousand dollars (600,000) which must be paid from funds raised by the (Company."

          3. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in fill force and effect. This Amendment shall be deemed part of, and consumed in accordance with, the Agreement.

               IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.


     "Hollis-Eden"                           "Colthurst" or "Licensor"


     By: /s/ Richard B. Hollis                By: /s/ Leo Prendergast
        -------------------------------         -------------------------------


     Its:    CEO                              Its:  Director
         ------------------------------          ------------------------------


     "Owner"


      /s/ Patrick T. Prendergast
     ------------------------------------
     PATRICK T. PRENDERGAST

                                                            Amendment No. 6
                                                                Page 1 of 3

                                  AMENDMENT NO. 6 TO
                                  LICENSE AGREEMENT



               This Agreement is made to be effective as of the 31st day of October, 1996, by and between COLTHURST LIMITED, a Delaware corporation ("Colthurst" and/or "Licensor"), PATRICK T. PRENDERGAST, an individual ("Owner"), and HOLLIS-EDEN, INC., a Delaware corporation (formerly Holmedco Pharmaceuticals Corporation) ("Hollis-Eden").


                                 W I T N E S S E T H:
                                 --------------------


          WHEREAS, Licensor, Owner and Hollis-Eden are parties to that certain License Agreement dated May 18, 1994, as amended by that certain Amendment No. 1 to License Agreement dated February 5, 1995 and that certain Amendment No. 2 to License Agreement dated February 28, 1995, Amendment No. 3 dated 17th, March, 1995, Amendment No. 4 dated 17th, March, 1995 and Amendment No. 5 dated 25th, August, 1995 (as amended, the "Colthurst Agreement")

          WHEREAS, Licensor, Owner and Hollis-Eden desire to amend the Agreement in the manner set forth herein:

          NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreement hereinafter set forth, the parties hereby agree as follows:

          A. In consideration for the changes to the Colthurst and Research, Development, and Option Agreements, Hollis-Eden agrees to pay an additional licensing fee to Owner of $10,000 per month beginning on November 5th, 1996 and on the fifth day of each month thereafter until the Effective date of the Merger or May 5th, 1997.

               All advances to date will be deducted from the final license fees owed per amendment No. 5, Section 3.1.

          B. Section 3.5 of the Agreement is hereby amended in its entirety as follows upon the understanding that Hollis-Eden closes its proposed merger with Initial Capital acquisition Corporation, a Delaware corporation on or before May 15th, 1997. If the Initial Acquisition Corporation Merger with Hollis-Eden does not occur on or before May 15th, 1997 then this Amendment No. 6 shall become null and void and the present Agreement, as amended by Amendments No. 1, No. 2, No. 3, No. 4 and No. 5 only, prior to this within Amendment, shall be the full and true Agreement between the parties.

                                                            Amendment No. 6
                                                                Page 2 of 3


          3.5  CONTINGENT MINIMUM ROYALTY.  A renewable annual license fee of
               --------------------------
               US$500,000 shall be payable, as outlined herein. This fee amount is deductible from royalty payments, due as per Section 3.2, which become payable in the 12-month period following renewal of license. Hollis-Eden may deduct from this annual fee an amount equal to any payments made under Section 3.3 above. Hollis-Eden's payment obligation under this Section 3.5 shall become due and payable within 30 days from the Effective Date of the occurrence of one, or any, of the following events;

          (a) Hollis-Eden raises $18,000,000 in the aggregate from Capital Funding Events, as defined herein occurring after May 18th, 1994; or

          (b) Hollis-Eden sub-licenses either in full or any part thereof, of the technology received pursuant to, or developed from, the Colthurst License Agreement provided that funds received by Licensor from the sub-licensing arrangement shall be applied toward the minimum royalty amount in the year in which such funds are received by Licensor; or

          (c) Hollis-Eden generates or commences sales or marketing of any product; or

          (d) Hollis-Eden licenses or funds research of any technology not developed or based upon its Licensed technology pursuant to its Agreements with Edenland, Inc., Colthurst and/or Patrick T. Prendergast; or

          (e) If none of the events described in (a), (b), (c) or (d) occur prior to the 10th, February, 1999 then that date, 10th, February, 1999, shall be the Effective Date.

          The minimum annual renewal fee of US$500,000 shall commence and be payable within 30 days of the Effective Date as defined above and shall become due and payable each anniversary of the initial Effective Date. Hollis-Eden can elect to pay the said minimum annual renewable fee by way of cash or a cash value in Hollis-Eden Stock, valued at the price quoted for the stock at the Effective Date as defined above.

          The term "Capital Funding Events" shall mean all funds received, after May 18th, 1994, by Hollis-Eden, from sale of stock or equity, sublicense, partnership or joint venture agreements, loans, private placements, the exercise of warrants or stock options, or other similar transactions.

          If Hollis-Eden fails to make the annual renewable license fee for any given year, Colthurst's exclusive remedy, provided Colthurst has provided written notice to Hollis-Eden and allowed Hollis-Eden thirty days to cure such failure, shall be (i) to terminate this Agreement and (ii) to license such rights to a third party at Colthurst's discretion.

          C. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. This Amendment shall be deemed part of, and construed in accordance with, the Agreement.

                                                            Amendment No. 6
                                                                Page 3 of 3

          IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.



     "Hollis-Eden"                      "Colthurst" or "Licenser"

     HOLLIS-EDEN, INC.                  COLTHURST LIMITED


     By: /s/ Richard B. Hollis          By:  /s/ Leo Prendergast
        ----------------------------        ----------------------------


     Its:  Chairman/CEO                 Its:  Director
         ---------------------------        ---------------------------


     Date:   1st Nov. 96                Date:  1st Nov. 96
          --------------------------         --------------------------



     "Owner"


      /s/ Patrick T. Prendergast
     --------------------------------
     PATRICK T. PRENDERGAST


     Date:  1st Nov. 1996
          ---------------------------